Exhibit 99.1

Morton’s Restaurant Group, Inc. Reports Results for Second Quarter 2010

- Second Quarter Revenues Increased 6.1% to $70.5 Million from $66.4 Million -

- Revenues for Morton’s Comparable Restaurants Increased 7.1% -

- Company Provides Guidance for Fiscal Third Quarter and Revised Full Year 2010 -

CHICAGO--(BUSINESS WIRE)--August 3, 2010--Morton’s Restaurant Group, Inc. (NYSE: MRT) today reported unaudited financial results for its fiscal 2010 second quarter ended July 4, 2010.

Financial results for the three month period ended July 4, 2010 compared to the three month period ended July 5, 2009

  Revenues increased 6.1% to $70.5 million from $66.4 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 7.1%.
  GAAP net income from continuing operations was $0.3 million, or $0.02 per diluted share, for the three month period ended July 4, 2010 compared to a net loss from continuing operations of $(5.9) million, or $(0.37) per diluted share, for the three month period ended July 5, 2009.
  The three month period ended July 5, 2009 included a charge for unusual items aggregating $6.7 million after-tax, or $0.42 per diluted share, relating to the settlement of certain wage and hour and similar labor claims.
  Adjusted net income from continuing operations was $0.3 million, or $0.02 per diluted share, for the three month period ended July 4, 2010 compared to adjusted net income from continuing operations of $0.8 million, or $0.05 per diluted share, for the three month period ended July 5, 2009. (Refer to the reconciliation of adjusted net income to GAAP net income (loss) in the tables that follow.)

Financial results for the six month period ended July 4, 2010 compared to the six month period ended July 5, 2009

  Revenues increased 5.5% to $145.8 million from $138.2 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 5.3%.
  GAAP net income from continuing operations was $1.5 million, or $0.09 per diluted share, for the six month period ended July 4, 2010 compared to a net loss from continuing operations of $(7.4) million, or $(0.47) per diluted share, for the six month period ended July 5, 2009.
  The six month period ended July 4, 2010 included a charge of $0.5 million after-tax, or $0.03 per diluted share, for an unusual item related to the Company’s convertible preferred shares issued in connection with the fiscal 2009 settlement of certain wage and hour litigation. The six month period ended July 5, 2009 included a charge for unusual items aggregating $7.5 million after-tax, or $0.47 per diluted share, consisting of a charge for the settlement of certain wage and hour and similar labor claims, a partial write-off of deferred financing costs and a non-cash charge related to the tax treatment of the vesting of certain restricted stock awards.

  Adjusted net income from continuing operations was $2.0 million, or $0.12 per diluted share, for the six month period ended July 4, 2010 compared to adjusted net income from continuing operations of $0.1 million, or $0.01 per diluted share, for the six month period ended July 5, 2009. (Refer to the reconciliation of adjusted net income to GAAP net income (loss) in the tables that follow.)

“The increase in comparable restaurant revenues that began in December 2009 has continued throughout our first and second quarters. The slow but continuous improvement of business travel, conventions and entertaining is having a positive impact on our business. We are working hard to sustain this positive momentum.

Morton's has recently introduced several new items to our menu, including two new "Bar Bites", a Crab Cake BLT and Smoked Salmon Pizza. Morton's new selections also include Onion Rings, Chilean Sea Bass and the new Morton's Legendary Sundae. Today, we offer our guests more ways to enjoy the Morton’s Gold Standard experience than ever before. In addition, we have just announced a new Morton's steakhouse coming this year to Shanghai, China, further expanding the brand in Asia. We will continue to seek expansion opportunities both domestically and internationally.

Our commitment to excellence will ensure that we continue to “wow” our guests in every city and country where we operate.” said Christopher J. Artinian, President and Chief Executive Officer of Morton's Restaurant Group, Inc.

Fiscal 2010 Financial Guidance

Actual results could differ materially from the guidance provided herein as a result of numerous factors, many of which are beyond the Company’s control and are highly dependent upon overall economic conditions. Please refer to the “Cautionary Note on Forward-Looking Statements” later in this press release in conjunction with this guidance. The current economic environment significantly increases the inherent uncertainty of guidance.

The Company currently expects third quarter of fiscal 2010 revenues to range between $66 million and $68 million, including increases in comparable restaurant revenues for Morton’s steakhouses of approximately 4% to 6% as compared to the third quarter of fiscal 2009. Third quarter diluted net loss per share from continuing operations is expected to approximate $(0.12) to $(0.14). The expected effective tax rate for the third quarter of fiscal 2010 is not expected to exceed 18%.

The Company currently expects fiscal year 2010 revenues to range between $295 million and $299 million, which reflects an increase in comparable restaurant revenues for Morton’s steakhouses of approximately 4% to 6% as compared to fiscal 2009. Diluted net income per share from continuing operations for fiscal 2010 is expected to approximate $0.30 to $0.34. This range excludes the charge of approximately $0.5 million related to the Company’s convertible preferred shares issued in connection with the fiscal 2009 settlement of certain wage and hour litigation. The expected effective tax rate for fiscal 2010 is not expected to exceed 18%.

Development Activity

During fiscal year 2010, the Company retrofit one Morton’s steakhouse in Rosemont, IL to include a Bar 12●21 and expanded the boardroom space in one Morton’s steakhouse in San Jose, CA. In addition, we have signed a lease to open a new Morton's steakhouse in the Uptown area of Dallas, Texas and have announced the future opening of a Morton’s steakhouse in Shanghai, China (through a joint venture structure), which is expected to open later in fiscal 2010.

Conference Call

A conference call and webcast has been scheduled for 5:30 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, August 3, 2010
Time:	5:30 p.m. ET (please dial in by 5:15 p.m.)
Dial-In #:	866-770-7146 U.S. & Canada
617-213-8068 International
Confirmation code:	11714280

Alternatively, the conference call will be available via webcast at www.mortons.com under the “Investor Relations” tab.

About the Company

Morton’s Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of August 3, 2010, the Company owned and operated 76 Morton's steakhouses located in 64 cities across 27 states, Puerto Rico and five international locations (Hong Kong, Macau, Mexico City, Singapore and Toronto), as well as Trevi, our Italian restaurant, which is located next to the 'Fountain of the Gods' at The Forum Shops at Caesars in Las Vegas, NV. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, the words "believes," "thinks," "anticipates," "estimates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs, budget reductions, or negative consumer sentiment, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, the Company's ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of pandemic diseases and (iv) other risks detailed from time to time in the Company's most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company's business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Morton's Restaurant Group, Inc.
Consolidated Statements of Operations and Margin Analysis - Unaudited
(Amounts in thousands, except per share data)

	Three Month Periods Ended				Six Month Periods Ended
	July 4, 2010		July 5, 2009		July 4, 2010		July 5, 2009

Revenues	$70,457	100.0%	$66,421	100.0%	$145,779	100.0%	$138,199	100.0%

Food and beverage costs	21,481	30.5%	19,911	30.0%	44,142	30.3%	42,665	30.9%
Restaurant operating expenses	39,326	55.8%	38,111	57.4%	80,559	55.3%	77,547	56.1%
Pre-opening costs	325	0.5%	416	0.6%	429	0.3%	1,187	0.9%
Depreciation and amortization	2,543	3.6%	3,002	4.5%	5,042	3.5%	5,989	4.3%
General and administrative expenses	3,838	5.4%	4,007	6.0%	8,088	5.5%	8,549	6.2%
Marketing and promotional expenses	1,889	2.7%	1,750	2.6%	3,285	2.3%	3,355	2.4%
Charge related to legal settlements	-	0.0%	10,567	15.9%	540	0.4%	10,567	7.6%
Operating income (loss)	1,055	1.5%	(11,343)	(17.1%)	3,694	2.5%	(11,660)	(8.4%)

Write-off of deferred financing costs	-	0.0%	-	0.0%	-	0.0%	206	0.1%
Interest expense, net	923	1.3%	977	1.5%	1,875	1.3%	1,665	1.2%

Income (loss) before income taxes from continuing operations	132	0.2%	(12,320)	(18.5%)	1,819	1.2%	(13,531)	(9.8%)

Income tax expense (benefit)	6	0.0%	(6,393)	(9.6%)	438	0.3%	(5,803)	(4.2%)

Income (loss) from continuing operations	126	0.2%	(5,927)	(8.9%)	1,381	0.9%	(7,728)	(5.6%)

Discontinued operations, net of taxes	(789)	(1.1%)	(620)	(0.9%)	(803)	(0.6%)	(861)	(0.6%)

Net (loss) income	(663)	(0.9%)	(6,547)	(9.9%)	578	0.4%	(8,589)	(6.2%)

Net loss attributable to noncontrolling interest	(147)	(0.2%)	(31)	0.0%	(113)	(0.1%)	(303)	(0.2%)

Net (loss) income attributable to controlling interest	$(516)	(0.7%)	$(6,516)	(9.8%)	$691	0.5%	$(8,286)	(6.0%)

Amounts attributable to controlling interest:
Income (loss) from continuing operations, net of taxes	$273		$(5,896)		$1,494		$(7,425)
Discontinued operations, net of taxes	(789)		(620)		(803)		(861)
Net (loss) income	$(516)		$(6,516)		$691		$(8,286)

Basic net (loss) income per share:
Continuing operations	$0.02		$(0.37)		$0.09		$(0.47)
Discontinued operations	$(0.05)		$(0.04)		$(0.05)		$(0.05)
Basic (loss) income per share	$(0.03)		$(0.41)		$0.04		$(0.52)

Diluted net (loss) income per share:
Continuing operations	$0.02		$(0.37)		$0.09		$(0.47)
Discontinued operations	$(0.05)		$(0.04)		$(0.05)		$(0.05)
Diluted (loss) income per share	$(0.03)		$(0.41)		$0.04		$(0.52)

Shares used in computing net (loss) income per share:
Basic	16,032.4		15,891.5		16,010.1		15,872.9
Diluted	17,471.6		15,891.5		17,153.2		15,872.9

Morton's Restaurant Group, Inc.
Adjusted Net Income and Adjusted Diluted Net Income Per Share (Note 1)
(Amounts in thousands, except per share data)

	Three Month Periods Ended			Six Month Periods Ended
	July 4, 2010	July 5, 2009		July 4, 2010	July 5, 2009

Net income (loss) from continuing operations attributable to controlling interest, as reported	$273	$(5,896)		$1,494	$(7,425)
Net loss attributable to noncontrolling interest	(147)	(31)		(113)	(303)
Income tax expense (benefit)	6	(6,393)		438	(5,803)
Income (loss) before income taxes, as reported	132	(12,320)		1,819	(13,531)

Adjustments (1):
Charge related to legal settlements (2)	-	10,567		540	10,567
Write-off of deferred financing costs (3)	-	-		-	206
Adjusted income (loss) before income taxes	132	(1,753)		2,359	(2,758)

Adjusted income tax expense (benefit)	6	(2,550)	(4)	438	(2,541)	(5)
Net loss attributable to noncontrolling interest	(147)	(31)		(113)	(303)

Adjusted net income from continuing operations attributable to controlling interest	$273	$828		$2,034	$86

Adjusted diluted net income per share	$0.02	$0.05		$0.12	$0.01

Shares used in computing adjusted diluted net income per share	17,471.6	15,983.7		17,153.2	15,992.0

Notes:
(1)	The Company includes these adjusted calculations for the three and six month periods ended July 4, 2010 and July 5, 2009 because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Accordingly, the Company believes that the presentation of this analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. This analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)

In the first quarter of fiscal 2010, the Company recorded a $0.5 million charge related to the Company’s convertible preferred shares issued in connection with the fiscal 2009 settlement of certain wage and hour litigation that received court approval in January 2010. The charge represents the change in the fair value of the share-based component as of the court approval date. During the second quarter of fiscal 2009, the Company recorded a charge in connection with the settlement of certain wage and hour and similar labor claims of $10,567 pre-tax or $6,721 after-tax, or $0.42 per diluted share.

(3)	The write-off of deferred financing costs of $206 related to the amendment of the Company's senior revolving credit facility executed on March 4, 2009.

(4)

For the three month period ended July 5, 2009, the Company recorded an income tax benefit of $3,846 in connection with the charge related to legal settlements and similar labor claims. In addition, the Company benefitted from an effective tax rate of 145% as a result of reduced projected income. Based on management’s evaluation of certain factors, in the fourth quarter of fiscal 2009, the Company established a valuation allowance for all U.S. federal and state deferred tax assets. As a result, the Company has not recorded any deferred tax benefits for fiscal 2010, whereas these benefits are reflected in the table above for fiscal 2009.

(5)

For the six month period ended July 5, 2009, the Company recorded an income tax benefit of $3,846 in connection with the charge related to legal settlements and similar labor claims, a non-cash charge of $661 related to the tax treatment of the vesting of certain restricted stock awards and an income tax benefit of $77 related to the write-off of deferred financing costs. In addition, the Company benefitted from an effective tax rate of 92% as a result of reduced projected income. Based on management’s evaluation of certain factors, in the fourth quarter of fiscal 2009, the Company established a valuation allowance for all U.S. federal and state deferred tax assets. As a result, the Company has not recorded any deferred tax benefits for fiscal 2010, whereas these benefits are reflected in the table above for fiscal 2009.

CONTACT:
Ronald M. DiNella, Senior Vice President, Chief Financial Officer,
Morton’s Restaurant Group, Inc.
(312) 923-0030